                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-40556, 333-91431, 333-49393, 33-77476, 33-39870 and 2-78139) on Form
S-8 of J. Alexander's Corporation of our report dated April 11, 2005, with respect to the consolidated balance sheet of the Company as of January 2, 2005, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended January 2, 2005, and the related financial statement schedule, which report appears in the January 2, 2005 annual report on Form 10-K of the Company.

/s/ KPMG LLP
Nashville, Tennessee
April 11, 2005